UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 30, 2003

                             HEAVENEXPRESS.COM, INC.
                            ------------------------
               (Exact Name of Registrant as Specified in Charter)
                                     Florida
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                    333-95549
                                   -----------
                            (Commission File Number)

                                    65-0974212
                                    ----------
                       (I.R.S. Employer Identification No.)

              2531 S.E. 14th Street, Pompano Beach, Florida  33062
              ----------------------------------------------------
             (Address of Principal Executive Offices)     (Zip Code)

                                 (954) 782-4547
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              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Heavenexpress.com, Inc., a Florida corporation (the "Registrant"), in connection with the matters described herein.

 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

       On June 26, 2003, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Guangdong Golden Sand & Green Land Ecology And Environment Protection Development Co., Ltd., a corporation organized and existing under the laws of the P.R. China ("Golden Sand"), the shareholders of Golden Sand (the "Golden Sand Shareholders"), and Charles Scheuerman, Chairman and President of the Registrant ("Scheuerman").

      Pursuant to and at the closing of the Agreement, the Golden Sand Shareholders will exchange all their shares of capital stock for 50,000,000 shares of common stock of the Registrant, or 95% of the Registrant's then to be outstanding common stock. Also, at the closing of the Agreement, the Golden Sand Shareholders will receive 1,000,000 shares of convertible preferred stock from the Registrant as additional consideration for the exchange described herein, so that upon closing they will own 50,000,000 shares of common stock and 1,000,000 shares of convertible preferred stock, or 95% of the common shares then to be issued and outstanding on a fully diluted basis. Upon completion of the exchange, Golden Sand will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

     The Agreement contemplates that the exchange transaction will not immediately be consummated, but will close in escrow pursuant to an Escrow Agreement dated June 26, 2003 (the "Escrow Agreement"). The Escrow Agreement provides that the exchange transaction shall be consummated when and if (i) all necessary filings are made with and approvals obtained from the Securities and Exchange Commission and other state regulatory authorities to effect the exchange transaction, (ii) the Registrant effects a change of its name from Heavenexpress.com, Inc. to Golden Sand Eco-Protection, Inc., and (iii) the Registrant effects a change of its ticker symbol to such new ticker symbol as Golden Sand shall designate. The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible. The date on which the last of the escrow conditions is satisfied and a change of control of the Registrant will occur is referred to herein as the "Closing Date".

        The Escrow Agent under the Escrow Agreement is Greentree Financial Group, Inc., a Florida corporation, and financial advisor to Golden Sand.

        Effective June 26, 2003, Scheuerman resigned as President of the Registrant. At the closing of the Agreement in escrow, which is anticipated to occur on June 26, 2003, Mr. Yang Shu will become President and will be nominated as the Designee for election to its Board of Directors. Pursuant to the Agreement, Mr. Yang Shu will also be appointed Chairman of the Board of Directors on the Closing Date and Scheuerman will resign as Chairman.

     Prior to the consummation of the transactions contemplated by the Agreement, Mr. Scheuerman was the controlling stockholder of the Registrant, owning 7,600,000 shares of common stock. As part of the transaction he contributed, in exchange for three payments totaling $500,000 by Golden Sand and/or the Golden Sand Shareholders, 380,000 shares (after the reverse stock split described in the next paragraph) of common stock that he owned back to the Registrant for cancellation and has retained 200,000 shares of common stock in as an investment in the Registrant.

     On June 27, 2003, the Registrant filed a preliminary Information Statement on Schedule 14C pursuant to Section 14(c) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission in connection with (i) a proposal to amend its corporate charter to change the name of the Registrant from Heavenexpress.com, Inc. to Golden Sand Eco-Protection, Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date and (ii) a proposal to effect a 20:1 reverse stock split (the "Reverse Stock Split") of the Registrant's Common Stock, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date. The proposals are not effective before the mailing or delivery of the definitive Information Statement on Schedule 14C to shareholders at least 20 days prior to the date on which the action by written consent may take effect. Prior to the effectiveness of the Reverse Stock Split the Registrant had 8,116,000 shares of Common Stock issued and outstanding. After the effectiveness of the Reverse Stock Split, the Registrant will have 405,800 shares of Common Stock issued and outstanding.

On June 27, 2003, the Registrant filed an Information Statement on Schedule 14F-1 with the Securities and Exchange Commission reporting the execution of the Plan of Exchange and the fact that a change of control of the Registrant would occur upon the consummation of the transactions contemplated by the Plan of Exchange and the satisfaction of the conditions set forth in the Escrow Agreement.

CONSUMMATION OF THE EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEAVENEXPRESS.COM, INC.



By /s/ Charles Scheuerman
       Charles Scheuerman
           Chairman



                                  EXHIBIT INDEX

Exhibit
Number      Description
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10          Plan of Exchange, dated June 26, 2003